EXHIBIT 5.1

CUTLER LAW GROUP
M. Richard Cutler, Esq	Corporate Securities Law
Admitted in California & Texas

March 28, 2022

Nymox Pharmaceutical Corporation

Bay & Deveaux Streets

Nassau, The Bahamas

Re:	Nymox Pharmaceutical Corporation
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Nymox Pharmaceutical Corporation, a Bahamian corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 relating to the registration under the Securities Act and the issuance and sale of up to an aggregate of (i) 3,878,789 shares of common stock, no par value per share, issuable upon the exercise of investor warrants (the “Investor Shares”), (ii) 193,939 warrants issued to A.G.P./Alliance Global Partners or their affiliates (“Agent Warrants”), and (iii) 193,939 shares of common stock, no par value per share, issuable upon exercise of the Agent Warrants (the “Agent Shares,” and together with the Investor Shares and the Agent Warrants, the “Securities”). The warrants issued to investors were obtained pursuant to securities purchase agreements dated as of March 22, 2022, by and among the Company and the purchasers party thereto (the “Investor Agreements”). The Agent Warrants were obtained by the Placement Agent or their affiliates on March 22, 2022 pursuant to the terms of a Placement Agent Agreement dated March 18, 2022 (together with the Investor Agreements, the “Agreements”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Investor Agreements.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, the Registration Statement, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: the Securities have been duly authorized and, when sold and delivered by the Company against receipt of the purchase price therefor, in the manner coontemplated by the Prospectus and the Agreements, shall be validly issued, fully paid and nonassessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

6575 West Loop South, Suite 400		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150

CUTLER LAW GROUP	Page 2 of 2

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

We hereby consent to the inclusion of this opinion as an exhibit to a Report on Form 6-K and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Best Regards,

/s/ M. Richard Cutler

Cutler Law Group P.C.

6575 West Loop South, Suite 400		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150